Registration No. 333-_____      As filed with the Commission on February 1, 2000




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                              Liberty Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                          22-3593532
   (State of Incorporation)                    (IRS Employer Identification No.)
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                  Liberty Bancorp, Inc. 1999 Stock Option Plan
                Liberty Bank 1999 Recognition and Retention Plan
                            (Full Title of the Plans)

                                   Copies to:
       John R. Bowen                             Kenneth R. Lehman, Esquire
  Chairman, President and                  Luse Lehman Gorman Pomerenk & Schick
  Chief Executive Officer                      A Professional Corporation
   Liberty Bancorp, Inc.                       5335 Wisconsin Ave., NW, #400
   1410 St. Georges Ave                           Washington, D.C.  20015
      Avenel, NJ 07001                                (202) 274-2000
       (732) 499-7200
 (Name, Address and Telephone
  Number of Agent for Service)

                           ---------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|


                                       CALCULATION OF REGISTRATION FEE

======================================================================================================================
 Title of Securities to        Amount to be             Proposed                Proposed                Amount of
      be Registered           Registered (1)            Maximum                  Maximum             Registration Fee
                                                   Offering Price Per      Aggregate Offering
                                                         Share                    Price
----------------------------------------------------------------------------------------------------------------------
   Option to Purchase
      Common Stock
    Common Stock, par
  value $1.00 per share     165,148 shares (2)         $10.06(3)               $1,661,389                  $462
    Common Stock, par
  value $1.00 per share     18,216 shares (4)          $6.50 (3)                $118,404                   $33
    Common Stock, par
  value $1.00 per share     70,203 shares (5)          $10.06 (6)               $706,242                   $196
    Common Stock, par
  value $1.00 per share      3,142 shares (7)           $6.50(6)                 $20,423                    $6
          Total               256,709 shares                                   $2,506,458                  $697
======================================================================================================================

 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Liberty Bancorp, Inc. 1999 Stock Option Plan (the " Stock Option Plan"), and the Liberty Bank 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Liberty Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.
(3) Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457(h)(1).
(4) Represents the number of shares reserved for issuance pursuant to the exercise of options, which have not been granted pursuant to the Stock Option Plan.
(5) Represents the number of shares awarded pursuant to the Recognition and Retention Plan.
(6) Determined by the fair market value of the common stock pursuant to 17 C.F.R. ss.230.457(h)(1).
(7) Represents the number of shares reserved for issuance which have not been granted pursuant to the Recognition and Retention Plan.


                      ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following  documents  previously  or  concurrently  filed  by  Liberty
Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File No. 0- 24519) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on February 3, 1999;

(d) the description of the common stock, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form SB-2 (File No. 333-48003) originally filed with the Commission on March 16, 1998 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Michael
J.  Widmer,  Executive  Vice  President  and Chief  Financial  Officer,  Liberty
Bancorp, Inc., 1410 St. Georges Ave., Avenel, New Jersey, 07001, telephone number (732) 499-7200.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

                  (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the savings association shall be indemnified by the savings association for:

                           (i) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                           (ii) Any amount for which such person  becomes liable
                  by reason of any judgment in such action;

                           (iii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

                  (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

                           (i)  The   savings   association   shall   make   the
                  indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                           (ii)  The   savings   association   shall   make  the
                  indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director  or  officer  other  than  on the  merits  except  in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the savings association determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the savings association or its members.

                  (c)      As used in this paragraph:

                           (i) "Action" means any action, suit or other judicial
                  or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                           (ii) "Court" includes,  without limitation, any court
                  to which or in which any appeal or any proceeding for review is brought;

                           (iii) "Final Judgment" means a judgment,  decree,  or
                  order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                           (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ---------------------------

     4               Specimen form of common stock certificate
                     of Liberty Bancorp, Inc.                                                  *

     5               Opinion of Luse Lehman Gorman Pomerenk                          Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Liberty Bancorp, Inc. 1999 Stock Option Plan                             **

    10.2             Liberty Bank 1999 Recognition and Retention Plan              Attached as Exhibit 10.2

   23.1              Consent of Luse Lehman Gorman Pomerenk                         Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of Radics & Co., LLC                                  Attached as Exhibit 23.2

    24               Power of Attorney                                            Contained on Signature Page

---------------
* Filed as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-48003) filed with the Commission on March 16, 1998 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's February 3, 1999 annual meeting of stockholders, filed with the Commission on December 29, 1998, which is incorporated herein by reference.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan; and

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------

         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

         10.2              Liberty Bank 1999 Recognition and Retention Plan

         23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                           A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2              Consent of Radics & Co., LLC

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avenel, State of New Jersey, on this 31st day of January, 2000.

                        Liberty Bancorp, Inc.

                        By:      /s/ John R. Bowen
                                 -----------------------------------------------
                                 John R. Bowen
                                 Chairman, President and Chief Executive Officer (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Liberty Bancorp, Inc. (the "Company") hereby severally constitute and appoint John R. Bowen as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Bowen may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John R. Bowen shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


By:    /s/ John R. Bowen                  By:    /s/ Michael J. Widmer
       -----------------------------             -------------------------------
       John R. Bowen                             Michael J. Widmer
       Chairman, President                       Executive Vice President, Chief
          and Chief Executive Officer            Financial Officer and Director
       (Principal Executive Officer)             (Principal Financial and
                                                 Accounting Officer)

Date:  January 31, 2000                   Date:  January 31, 2000


By:    /s/ Dr. Neil R. Bryson             By:    /s/ Anthony V. Caruso
       -----------------------------             -------------------------------
       Dr. Neil R. Bryson                        Anthony V. Caruso
       Director                                  Director

Date:  January 31, 2000                   Date:  January 31, 2000


By:    /s/ John W. Fox                    By:    /s/ John C. Marsh
       -----------------------------             -------------------------------
       John W. Fox                               John C. Marsh
       Director                                  Director

Date:  January 31, 2000                   Date:  January 31, 2000


By:    /s/ Paul J. McGovern               By:    /s/ Nelson L. Taylor, Jr.
       -----------------------------             -------------------------------
       Paul J. McGovern                          Nelson L. Taylor, Jr.
       Director                                  Director

Date:  January 31, 2000                   Date: January 31, 2000

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




January 31, 2000                                                  (202) 274-2000

Board of Directors
Liberty Bancorp, Inc.
1410 St. Georges Avenue
Avenel, NJ 07001

                   Re:      Liberty Bancorp, Inc.
                            Registration Statement on Form S-8
                            ----------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Liberty Bancorp, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Liberty Bancorp, Inc. 1999 Stock Option Plan and the Liberty Bank 1999 Recognition and Retention Plan (the "Plans"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                      Very truly yours,


                                      /s/ LUSE LEHMAN GORMAN POMERENK & SCHICK
                                      ------------------------------------------
                                      LUSE LEHMAN GORMAN POMERENK & SCHICK
                                      A Professional Corporation

                                  EXHIBIT 10.2

                LIBERTY BANK 1999 RECOGNITION AND RETENTION PLAN

                                  LIBERTY BANK

                       1999 RECOGNITION AND RETENTION PLAN

1.       Establishment of the Plan; Creation of Separate Trust

     (a) Liberty Bank (the "Bank") hereby adopts and amends the Liberty Bank 1999 Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated in the Plan. The Plan was formerly known as Liberty Bancorp, Inc. 1999 Recognition and Retention Plan.

     (b) A separate trust or trusts has been established to purchase shares of the Common Stock that will be awarded hereunder (the "Trust"). If a Recipient hereunder fails to satisfy the conditions of the Plan and forfeits all or any portion of the Common Stock awarded to him or her, such forfeited shares will be returned to said Trust.

2.       Purpose of the Plan

     The purpose of the Plan is to advance the interests of the Bank and Liberty Bancorp, Inc. (the "Company") and the Company's stockholders by providing Key Employees and Outside Directors of the Bank and its Affiliates, including the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its Affiliates largely depends, with compensation for their contributions to the Bank and its Affiliates and an additional incentive to perform in a superior manner, as well as to attract people of experience and ability.

3.       Definitions

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Bank" means Liberty Bank, or a successor corporation.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the Board of Directors of the Bank or an Affiliate, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

Notwithstanding, the foregoing, a "Change in Control" shall not be deemed to have occurred in the event of a conversion of the Company's mutual holding company to stock form or in connection with any reorganization or action used to effect such conversion.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a committee of the Board of the Company consisting of either (i) at least two Non- Employee Directors of the Company, or (ii) the entire Board of the Company.

     "Common Stock" means shares of the common stock of the Company, par value $1.00 per share.

     "Company" means Liberty Bancorp, Inc., the stock holding company of the Bank, or a successor corporation.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

     "Effective Date" means the date of, or a date determined by the Board following, approval of the Plan by the Company's stockholders.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Key Employee" means any person who is currently employed by the Bank or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee, retirement at the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 60 years of age and maintaining at least 10 years of Continuous Service.

     "OTS" means the Office of Thrift Supervision.

     "Outside Director" means a Director of the Bank or an Affiliate who is not an employee of the Company or an Affiliate.

     "Recipient" means a Key Employee or Outside Director of the Bank or its Affiliates who receives or has received an Award under the Plan.

     "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" means shares of Common Stock that have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.

4.       Administration of the Plan.

     (a) Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in the Plan, subject to OTS regulations and policy. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan and subject to OTS regulations and policy, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     (b) Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of the Bank. The Bank Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board of the Company shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6(b), the Board may not revoke any Award except in the event of revocation for Cause or with respect to unearned Awards in the event the Recipient of an Award voluntarily terminates employment with the Bank prior to Normal Retirement.

     (c) Plan Administration Restrictions. All transactions involving a grant, award or other acquisitions from the Company shall:

               (i)  be approved by the Company's full Board or by the Committee;

               (ii) be approved,  or ratified,  in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

               (iii)result in the  acquisition  of Common  Stock that is held by the Recipient for a period of six months following the date of such acquisition.

     (d) Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank or the Company shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.       Eligibility; Awards

     (a) Eligibility. Key Employees and Outside Directors are eligible to receive Awards.

     (b) Awards to Key Employees and Outside Directors. The Committee may determine which of the Key Employees and Outside Directors referenced in Section 5(a) will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Company's or the Bank's Charter and Bylaws, or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. The aggregate number of shares that shall be issued under the Plan is 73,345, subject to adjustment in accordance with
Section 7 of the Plan.

     In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Key Employees and Outside Directors will be granted additional Awards to be awarded from forfeited Restricted Stock.

     In selecting those Key Employees and Outside Directors to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employees and Outside Directors, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Key Employees or fees paid to the Outside Directors, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates or the recommendation of the full Board. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

     No Restricted Stock shall be earned unless the Recipient maintains Continuous Service with the Bank or an Affiliate until the restrictions lapse.

     (c) Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5(b) to grant an Award, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Company a restricted stock agreement (the "Restricted Stock Agreement") setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock, together with a stock power or stock powers endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Company ("Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.

     (d) Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient, such shares shall be returned to the Company and shall be held and accounted for pursuant to the terms of the Plan until such time as the Restricted Stock is re-awarded to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.       Terms and Conditions of Restricted Stock

     The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock to Key Employees and Outside Directors and, in addition to the terms and conditions contained in Sections 6(a) through 6(h), to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

     (a) General Rules. Unless the Committee shall specifically state to the contrary at the time an Award is granted, Restricted Stock shall be earned by a Recipient at the rate of 20% of the initially awarded amount per year commencing with the first installment being earned on the first anniversary of the Date of Grant and succeeding installments being earned on the following anniversaries, provided that such Recipient maintains Continuous Service. Subject to any such other terms and conditions as the Committee shall provide with respect to Awards, shares of Restricted Stock may not be sold, assigned, transferred (within the meaning of Code Section 83), pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to a Restricted Stock Award, or to remove any or all of such restrictions.

     (b) Continuous Service; Forfeiture. Except as provided in Section 6(c), if a Recipient ceases to maintain Continuous Service for any reason (other than death or Disability), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6(a) shall upon such termination of Continuous Service be forfeited. Any stock dividends or declared but unpaid cash dividends attributable to such shares of Restricted Stock shall also be forfeited.

     (c) Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in Section 6(a), Restricted Stock awarded to a Recipient whose employment with the Bank or an Affiliate or service on the Board terminates due to death or Disability shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate, or last day of service on the Board of the Company or an Affiliate; provided that Restricted Stock awarded to a Key Employee who at any time also serves as a Director, shall not be deemed earned until both employment and service as a Director have been terminated.

     (d) Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of a Key Employee whose employment is terminated by the Bank or an Affiliate or an Outside Director whose service is terminated by the Bank or an Affiliate for Cause or who is discovered after termination of employment or service on the Board to have engaged in conduct that would have justified termination for Cause.

     (e) Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Liberty Bank 1999 Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of Liberty Bank, 1410 St. George Avenue, Avenel, New Jersey 07001."

     (f) Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all shareholders with respect to the Common Stock. Stock dividends declared by the Company and paid on Awards that have not yet been earned shall be subject to the same restrictions as the Restricted Stock and the certificate(s) or other instruments representing or evidencing such shares shall be legended in the manner provided in Section 6(e) and shall be delivered to the Escrow Agent for distribution to the Recipient when the Restricted Stock upon which such dividends were paid are earned. Unless the Recipient has made an election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid. If dividends are paid with respect to shares of Restricted Stock under the Plan that have been forfeited and returned to the Company or to a trust established to hold issued and unawarded or forfeited shares, the Committee can determine to award such dividends to any Recipient or Recipients under the Plan, to any other employee or director of the Company or the Bank, or can return such dividends to the Company.

     (g) Voting of Restricted Shares. After an Award has been granted, the Recipient as conditional owner of the Restricted Stock shall have the right to vote such shares.

     (h) Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6(a), the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6(b) applies in the case of a deceased Recipient, to his Beneficiary) the certificate(s) and any remaining stock power deposited with it pursuant to Section 5(c) and the shares represented by such certificate(s) shall be free of the restrictions referred to Section 6(a).

7.       Adjustments upon Changes in Capitalization

     In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or any merger, consolidation or any change in the corporate structure or shares of the Company, without receipt or payment of consideration by the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6(e).

8.       Assignments and Transfers

     No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred (within the meaning of Code Section 83) except, in the event of the death of a Recipient, by will or the laws of descent and distribution until such Award is earned.

9.       Key Employee Rights under the Plan

     No Key Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Key Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Bank or any Affiliate.

10.      Outside Director Rights under the Plan

     Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Bank or any Affiliate.

11.      Withholding Tax

     Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank or the Company shall have the right to require the Recipient or other person receiving such shares to pay the Bank or the Company the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental income and that the Bank or the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank or the Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank or the Company is required to withhold with respect to such dividend payments.

12.      Amendment or Termination

     The Board of the Bank may amend, suspend or terminate the Plan or any portion thereof at any time subject to OTS regulations and policy, provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than death, Disability, Normal Retirement or termination following a Change in Control, shall be approved by the Committee, or the full Board of the Company.

13.      Governing Law

     The Plan shall be governed by the laws of the State of New Jersey.

14.      Term of Plan

     The Plan initially became effective on February 3, 1999, which was the date of approval of the Plan by the Company's stockholders. This amendment to the Plan shall be effective on the date set forth below. The Plan shall continue in effect until the earlier of (i) ten years from the Effective Date unless sooner terminated under Section 12 hereof, or (ii) the date on which all shares of Common Stock available for award hereunder, have vested in the Recipients of such Awards.

         IN WITNESS WHEREOF, the Bank has caused the amended Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the ____ day of ______________, _________.

Date Approved by Shareholders:      __________

Initial Effective Date:             __________

Effective Date of Amendment         __________




ATTEST:                                         LIBERTY BANK



                                                By:  ___________________________
Secretary

                                  EXHIBIT 23.2

                          CONSENT OF RADICS & CO., LLC

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



The Board of Directors
Liberty Bancorp, Inc.



We consent to incorporation by reference in the registration statement on Form S-8 of Liberty Bancorp, Inc. of our report dated February 12, 1999 relating to the consolidated statements of financial condition of Liberty Bancorp, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, together will related notes.


                                       /s/ Radics & Co., LLC


Radics & Co., LLC
Pine Brook, New Jersey
January 31, 2000